Exhibit 23.3

Consent of Independent Registered Public Accounting Firm

We consent to the use of our report dated February 23, 2023, with respect to the consolidated financial statements of Kimbell Tiger Acquisition Corporation, incorporated herein by reference.

/s/ KPMG LLP

Dallas, Texas

May 2, 2024